MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS AGREEMENT is made as of the _____th day of ______ 2007 by and among **RICHARD J. MILHAM, JR.**, an individual residing at 640 Boughton Hill Road, Honeoye Falls, New York 14472 ("***Seller***"), **BLUE TRIDENT ENTERPRISES, LLC**, a New York limited liability company, with an office at 375 Woodcliff Drive, Ste. 9, Fairport, NY 14450 (the "***Company***"), and **DIGITALFX INTERNATIONAL, INC.**, a Florida corporation, with an office at 3035 East Patrick Lane, Suite 9, Las Vegas, NV 89120 (the "***Buyer***").

WHEREAS, Seller is the sole member of the Company and, as such, currently owns all of the issued and outstanding membership interests in the Company (the "***Membership Interests***"); and

WHEREAS, Buyer wishes to purchase all of the Membership Interests and Buyer wishes to transfer to Seller, subject to and on the terms and conditions set forth herein, 50,000 shares of Buyer's common stock (the "***Shares***").

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties hereby agree as follows:

1. **Purchase of Membership Interests**. At the closing (the "***Closing***"), Seller shall sell and transfer the Membership Interests to Buyer, and Buyer shall purchase the Membership Interests from Seller, free and clear of all liens, claims, charges, restrictions and encumbrances of any kind, on the terms and conditions set forth herein. The date of the Closing shall hereinafter be referred to as the "***Closing Date.***"

2. **Purchase Price**. In consideration for the sale of the Membership Interests from Seller to Buyer, Buyer shall, at closing, issue to Seller, in lieu of cash, the Shares. The Shares shall be issued to Seller free and clear of all liens, claims, charges, restrictions (except as set forth below) and encumbrances of any kind.

3. **Seller's and Company's Representations**. Seller and the Company (collectively the "***Blue Parties***") jointly and severally represent and warrant the following to Buyer:

   a. The Blue Parties have the power, authority and capacity to enter into this Agreement and to enter into the transactions contemplated hereby. This Agreement constitutes the valid, legal and binding obligation of the Blue Parties and is enforceable against them in accordance with its terms.

   b. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York.

   c. On or before the Closing Date, the Company will have taken all corporate action necessary, or advisable and proper, to authorize the transactions contemplated by this Agreement.

   d. Seller has, and at the Closing shall have, good and marketable title to the Membership Interests with the sole and absolute right to sell, transfer and assign the same to Buyer. Seller is, and at the Closing shall be, the sole record and

beneficial owner of the Membership Interests free and clear of any and all liens, claims, charges, restrictions and encumbrances of any kind.

e. Neither the execution and delivery of this Agreement by the Blue Parties, nor the carrying out of the transactions contemplated hereby, will violate (i) any law, ordinance or governmental rule or regulation to which the Blue Parties are subject, (ii) any judgment, order, rule, injunction or decree of any court or any governmental official, agency or municipality which is applicable to the Blue Parties or (iii) the Articles of Organization or Operating Agreement of the Company or any amendments thereto.

f. Neither the execution and delivery of this Agreement by the Blue Parties, nor the carrying out of the transactions contemplated hereby, will conflict with, breach or violate any note, agreement, instrument, indenture, contract, lease or other document or understanding to which the Blue Parties are party or by which their properties or assets may be bound or affected.

g. The only asset of the Company is that certain affiliate sponsorship agreement (the "***Contract***) between the Company and Rising Storm Technologies, LLC ("***RST***"), pursuant to which RST has agreed to join the distribution network of Buyer. To the best of the Blue Parties' knowledge, (i) the Contract is legally binding, valid, enforceable and in full force and effect; (ii) there are no existing material uncured defaults or breaches of the Company under the Contract (or events or conditions which, with notice or lapse of time or both would constitute a material default or breach) and, to the Blue Parties' knowledge, there are no such defaults (or events or conditions which, with notice or lapse of time or both, would constitute a default or breach) with respect to RST, except for a default which has not resulted in a Material Adverse Effect (defined below). The Blue Parties are not participating in any discussions or negotiations regarding modifications of or amendments to the Contract or entry in any new material contract applicable to the Company's business. For purposes hereof, "***Material Adverse Effect***" means any state of facts, change, event, effect or occurrence that is or may be reasonably likely to be materially adverse to the financial condition, results of operations, properties, assets or liabilities of a business taken as a whole. A Material Adverse Effect shall also include any state of facts, change, event or occurrence that shall have occurred or been threatened that is or would be reasonably likely to prevent or materially delay the performance by a party of any of its obligations under this Agreement or the consummation of the transactions contemplated hereby.

h. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Blue Parties' knowledge, currently threatened against or affecting the Company or any of the properties associated with the Company's business before or by any court, arbitrator, governmental or administrative agency and/or regulatory authority (federal, state, county, local or foreign), (collectively, an "***Action***") which does and/or could (i) adversely affect or challenge the legality, validity or enforceability of this Agreement and the transactions contemplated hereunder or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect. The foregoing includes, without limitation, actions,

pending or threatened (or any basis therefor known to the Blue Parties), involving the prior employment of any of the Company's employees, their use of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. There is no action, suit, proceeding, or investigation by the Blue Parties currently pending with respect to the Company's business or which the Blue Parties presently intend to initiate.

i. The Company has no Liabilities (defined below) in excess of $5,000 (absolute, accrued, contingent or otherwise). The Company is not a guarantor or otherwise liable for any Liability of any other Person. For the purposes hereof, "***Liability***" means any liability or obligation (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, direct or indirect, disputed or undisputed, due or to become due and regardless of when or by whom asserted).

j. The Blue Parties have complied with and are not in violation of any legal requirements with respect to the conduct of the Company's business, or the ownership or operation of the Company's business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect. The Company is not in default or violation of any term, condition or provision of any applicable charter documents or contracts. No written notice of non-compliance with any legal requirements relating or with respect to the Company's business has been received by the Company (and the Blue Parties have no knowledge of any such material notice delivered to any other person).

k. Investment Representations.

   i. Access to Information. Seller has had an opportunity to receive and review all documents and information that Seller considers material to Seller's acquisition of the Shares and to ask questions of and receive satisfactory answers from Buyer, or a person or persons acting on Buyer's behalf, concerning Buyer and the terms and conditions of the acquisition of the Shares, and all such questions have been answered to the full satisfaction of Seller.

   ii. Knowledgeable and Sophisticated Investor. Seller is a sophisticated investor with such knowledge and experience in financial and business matters and investments in restricted securities of early stage companies that Seller is capable of evaluating the merits and risks of acquiring the Shares.

   iii. Accredited Investor. Seller is not an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended (the "***Securities Act***"); however, the Seller is a Sophisticated Investor as that term is defined in various laws, rules and/or regulations.

iv. No Representations. Seller acknowledges that except as expressly stated in Section 4 of this Agreement, neither Buyer nor any officer, director, employee, agent or representative of Buyer has made any representations or warranties of any kind to Seller including representations regarding future revenues, earnings or profits of Buyer, the future value of the Shares, the future capitalization of Buyer, the occurrence or timing of any public offering by Buyer, the amount of future business that may be transacted by Buyer or otherwise. Seller further understands that Buyer's success in achieving its goals and objectives in the future and implementing its business plan cannot be guaranteed and is subject to numerous factors not within Buyer's control. Seller is not acquiring the Shares based upon representations, oral or written, by any person with respect to the future value of, or income from, the Shares, or the length of time that Seller will be required to remain as the owner of the Shares but rather upon an independent examination and judgment as to the prospects of Buyer.

v. Investment Intent. Seller understands that the Shares have not been registered under the Securities Act, or any other applicable state or federal securities statutes (together with the Securities Act, the "*Acts*"). Seller is acquiring the Shares for investment, for Seller's own account, and with no present intention of reselling, directly or indirectly participating in any distribution of or otherwise disposing of the Shares. Seller understands that the Shares are subject to restrictions on transfer and that Seller may bear the economic risk of acquiring the Shares for an indefinite period of time. This provision shall not prohibit Seller from transferring all or some of the Shares to an entity in which the Seller is at least a majority partner, member or shareholder.

vi. No General Solicitation. Seller acknowledges that the Shares were not offered to Seller by means of general solicitations, publicly disseminated advertisements or sales literature.

vii. Legend. Seller acknowledges that a legend substantially as follows will be placed on the certificates representing the Shares:

> The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of (i) an effective registration statement for such securities under said act or (ii) an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

viii. No Recommendation. Seller acknowledges that no federal or state agency has made any finding or determination relating to the fairness for investment in the Shares and no federal or state agency has recommended or endorsed the Shares.

ix. Reliance. Seller understands that the Shares are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that Buyer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of Seller set forth herein to determine the applicability of such provisions. Seller confirms that no representation or warranty made by Seller in this Agreement or in any writing furnished or to be furnished pursuant to this Agreement knowingly contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

l. No representation or warranty made by the Blue Parties in this Agreement or in any writing furnished or to be furnished pursuant to this Agreement knowingly contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

4. **Buyer's Representations**. Buyer represents and warrants the following to Seller and the Company:

a. Buyer has the power, authority and capacity to enter into this Agreement and to enter into the transactions contemplated hereby. This Agreement constitutes Buyer's valid, legal and binding obligation and is enforceable against it in accordance with its terms.

b. Neither the execution and delivery of this Agreement, nor the carrying out of the transactions contemplated hereby, will conflict with, breach or violate any note, agreement, instrument, indenture, contract, lease, or any other document or understanding to which it is a party.

c. Buyer is familiar with the business and financial condition of the Company, and it has had sufficient access to the Company's books and records in order to permit Buyer to make an informed decision concerning the purchase of the Membership Interests. In addition, Buyer has had sufficient opportunity to consult with its professional advisors and to examine all other information it deems appropriate concerning the Company in this transaction and it does not desire any further information regarding the Company.

d. Buyer has such knowledge and experience in financial business matters that it is capable of evaluating the merits and risk of acquiring the Membership Interests and of making an informed investment decision with respect to them.

e. Buyer acknowledges that it is acquiring the Membership Interests, AS IS, and without representation as to the business of the Company, except for representations set forth in Section 3 above.

f. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Buyer is current in its filings with the U.S. Securities and Exchange Commission ("***SEC***").

g. On or before the Closing Date, Buyer shall have taken all corporate action necessary, or advisable and proper, to authorize the transactions contemplated by this Agreement.

h. The Shares to be issued to Seller under this Agreement have been duly authorized and, when issued in the manner contemplated by this Agreement, will be validly issued, fully paid and non-assessable and will be free and clear of any liens except for any restrictions on transfer applicable to such Shares under applicable state and/or federal securities laws.

i. Neither the execution and delivery of this Agreement by Buyer, nor the carrying out of the transactions contemplated hereby, will violate (i) any law, ordinance or governmental rule or regulation to which Buyer is subject, (ii) any judgment, order, rule, injunction or decree of any court or any governmental official, agency or municipality which is applicable to Buyer or (iii) the Certificate of Incorporation or Bylaws of Buyer, or any amendments thereto.

j. Neither the execution and delivery of this Agreement by Buyer, nor the carrying out of the transactions contemplated hereby, will conflict with, breach or violate any note, agreement, instrument, indenture, contract, lease or other document or understanding to which Buyer is a party or by which his or its properties or assets may be bound or affected.

5. **Survival of Representations, Warranties and Ancillary Agreements**. All representations, warranties and ancillary agreements contained herein shall survive the execution and delivery of this Agreement, the Closing and the transactions contemplated hereunder.

6. **Ancillary Agreements**.

a. **Piggy-back Registration Rights**.

i. Subsequent to the execution of this Agreement, in the event that Buyer files a registration statement pursuant to the Securities Act other than a registration statement on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans ("***Registration Statement***"), then Buyer shall automatically include in such registration statement all of the Shares and provide written notice of such inclusion within ten (10) business days prior to filing such Registration Statement with the SEC; provided, however, that (A) if, at any time after giving written notice of is intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Buyer determines for any reason not to proceed with such registration, Buyer shall be relieved of its obligation to register the Shares in connection with such registration, and (B) in case of a determination by Buyer to delay registration of its securities, Buyer will be permitted to delay the registration of the Shares for the same period as the delay in registering

such other securities. Notwithstanding the foregoing, (Y) if the SEC refuses to declare a Registration Statement filed pursuant to this Agreement effective as a valid secondary offering under Rule 415 due to the number of securities included in such Registration Statement relative to the outstanding number of shares of Buyer's common stock, then Buyer shall be permitted to reduce the number of Shares included in such Registration Statement to an amount that does not exceed an amount that the SEC allows for the offering thereunder to qualify as a valid secondary offering under Rule 415, and (Z) in the event that a Registration Statement is being filed in connection with an underwritten offering, if the underwriter advises Buyer in writing that marketing factors require a limitation of the number of shares to be included in such Registration Statement, then Buyer shall be permitted to reduce the number of Shares included in such Registration Statement to an amount deemed appropriate by such underwriter.

ii. Within five (5) business days of receipt of Buyer's ten (10) business day notice of its inclusion of the Shares in a Registration Statement, Seller agrees to furnish to Buyer a completed and executed selling shareholder questionnaire in the form provided by Buyer. Buyer shall not be required to include the Shares in a Registration Statement if Seller fails to furnish to Buyer a fully completed and executed selling shareholder questionnaire at least five (5) business days prior to filing such Registration Statement.

iii. Buyer's obligations under this Section 6(a) shall terminate, and the provisions of this Section 6(a) shall be of no further force and effect, upon the earliest to occur of the (A) sale of the Shares pursuant to Rule 144 promulgated under the Securities Act (in which case, the provisions of this Section 6(a) shall cease to be applicable only to such Shares sold) and (B) the Shares becoming eligible for sale pursuant to Rule 144(k) promulgated under the Securities Act.

b. **<u>Attorney Approval and Holding Period Commencement for Rule 144</u>**. In the event that the Shares are not included in any Registration Statement and Seller has sold (or has a bona fide intention to sell) the Shares under the exemption provided pursuant to Rule 144 of the Securities Act ("***Rule 144***"), and provided that such Shares are eligible to be sold under the exemption provided pursuant to Rule 144, Buyer shall instruct its corporate securities counsel to issue, and shall so instruct its transfer agent to accept, an appropriate opinion letter under Rule 144 opining as to the availability of the exemption from the registration requirements of Section 5 of the Securities Act provided by Rule 144 with respect to the sale of the Shares by Seller.

c. **<u>Right of Seller to Become an Affiliate of Company post Closing</u>**. Buyer shall permit Seller to become an affiliate within Buyer's distribution network, at no cost to Seller, subsequent to the Closing. Seller shall be sponsored by Buyer (or the Company then owned by Buyer) or and affiliate sponsored by RST. The decision regarding which entity will sponsor Seller shall be mutually determined by Seller and Buyer and, if applicable, RST.

7. **Conditions of Closing.**

a. **Buyer's Conditions of Closing.** Buyer's obligation to close and consummate the transactions contemplated by this Agreement is expressly contingent upon the satisfaction of the following conditions:

i. All of Seller's and the Company's representations and warranties as set forth in Section 3 hereof shall be true and correct on the Closing Date as if made on that date.

ii. Buyer shall have received each such other document, instrument or assignment as shall be reasonably requested by Buyer or its counsel, or required to be delivered by Seller and/or the Company pursuant to this Agreement or in any other instrument or document delivered by any of the parties hereto pursuant to this Agreement.

b. **Seller's and Company's Conditions of Closing.** Seller's and the Company's obligation to close and consummate the transactions contemplated by this Agreement are expressly contingent upon satisfaction of the following conditions:

i. All of Buyer's representations and warranties as set forth in Section 4 hereof shall be true and correct on the Closing Date as if made on that date.

ii. Seller and the Company shall have received each such other document, instrument or assignment as shall be reasonably requested by Seller, the Company or their counsel or required to be delivered by Buyer pursuant to this Agreement or in any other instrument or document delivered by any of the parties hereto pursuant to this Agreement.

8. **Miscellaneous.**

a. **Benefit.** This Agreement shall be binding upon and inure to the benefit of the parties, their transferees, personal representatives, estates, heirs, successors and assigns.

b. **Construction.** The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

c. **Entire Agreement.** This Agreement constitutes the entire Agreement between the parties with respect to the transactions contemplated hereby and terminates the conflicting provisions of any prior agreement or understanding existing between the parties. No change in or modification of this Agreement shall be valid unless the same shall be in writing and signed by all parties.

d. **Headings.** The headings of the sections contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

e. **Governing Law**. Notwithstanding principles of conflicts of laws, this Agreement shall be governed by and interpreted according to the laws of the State of New York.

f. **Counterparts.** This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

[*Signature Page Follows*]

In Witness Whereof, the parties hereto have executed this Agreement effective as of the date first written above.

Blue Trident Enterprises, LLC

By: Richard J. Milham, Jr.
Its: Sole Member

Richard J. Milham, Jr., Individually

DigitalFX International, Inc.

/s/ Craig Ellins
By: Craig Ellins
Its: CEO